Exhibit 99.1

For Immediate Release

Anywhere Names Tech and Financial Services Innovator Rudy Wolfs
Chief Technology Officer

MADISON, N.J. – February 12, 2024 - Anywhere Real Estate Inc. (NYSE: HOUS), a global leader in residential real estate, today announced the appointment of technology leader Rudy Wolfs as Chief Technology Officer, effective February 22, 2024. The company today also announced the decision by Melissa McSherry to step down as Chief Operating Officer, effective February 26, 2024, and serve as a strategic advisor to Anywhere until April 1, 2024.
Wolfs brings deep technology expertise in data, engineering, and product and systems development, serving in senior roles at highly complex financial services firms as well as founding and leading multiple start-up companies to acquisition. In his new role leading the company’s product and technology strategy, Wolfs will report to Anywhere president and CEO Ryan Schneider and serve on the company’s executive committee.
“Rudy is an incredibly experienced technology leader who brings innovation and entrepreneurship to his work, whether he’s launching a new digital company or helping large-scale organizations drive digital transformation,” said Schneider. “He has a very successful track record of growing and attracting great technology talent, reimagining complex systems, and moving with speed to deliver strategic results. I am excited to work with Rudy as Anywhere continues to simplify the real estate transaction and drive growth.”
Wolfs most recently led a digital start-up company. Previously, he spent nearly a decade at Capital One, serving in senior transformational technology roles, including as Chief Information Officer (CIO) for Credit Cards and Small Business. In 2000, Wolfs joined ING Direct USA, where he spent more than 12 years in technology and marketing leadership positions as the company scaled from start-up to supporting eight million customers. In his last role with ING, he served as the Chief Marketing Officer and CIO. An avid technology innovator, Wolfs founded a business systems software company right out of school, and over his career, he has launched, invested in, and advised numerous start-ups.
“Anywhere is leveraging its unmatched scale, deep data access, and unique advantages to make the transaction experience easier for real estate entrepreneurs and small business owners, which given my background is an especially exciting opportunity,” said Wolfs. “The Anywhere product and technology team has made great progress, and I look forward to partnering with them, in collaboration with Anywhere business and brokerage leaders, to accelerate our digital transformation and deliver the future of real estate.”
“I am proud of our ability to continue to attract innovative leaders who are drawn to the massive opportunity Anywhere has to positively impact the home buying and selling experience for everyone,” continued Schneider. “I am also grateful for the tremendous contributions Melissa made during her time at Anywhere, and I appreciate her commitment to helping Rudy transition into his new role. I wish her great success as she moves to her next chapter.”

About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter minority owned joint ventures, supporting approximately 1.2 million home transactions in 2022. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 190,300 independent sales agents in the U.S. and approximately 140,100 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for twelve consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work six years in a row, honored on the Forbes list of World’s Best Employers three years in a row, named one of America’s Most Innovative Companies 2023 by Fortune, and most recently, featured on the inaugural TIME World’s Best Companies list.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those in forward-looking statements include but are not limited to those set forth under the headings "Forward-Looking Statements" and "Risk Factors" in Anywhere filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings made from time to time. Anywhere undertakes no obligation to release publicly any revisions to any forward-looking statements, except as required by law.
Investor Contacts:
Alicia Swift
(973) 407-4669
alicia.swift@anywhere.re

Tim Swanson
(973) 407-2612
tim.swanson@anywhere.re

Media Contacts:
Trey Sarten
(973) 407-2162
trey.sarten@anywhere.re

Wyatt Jefferies
(973) 407-5742
wyatt.jeffries@anywhere.re

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